EXHIBIT 10.5

SAREPTA THERAPEUTICS, INC.

2014 EMPLOYMENT COMMENCEMENT INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the 2014 Employment Commencement Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).

I.	NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant:  [Name of Participant]

Address:

The above-named Participant (the “Participant”) has been granted the number of restricted stock units (the “RSUs”) set forth below giving the Participant the conditional right to receive, without payment therefor, one share of Common Stock of Sarepta Therapeutics, Inc. (the “Company”) with respect to each RSU forming part of the award, pursuant and subject to the terms and conditions of the Plan and this Award Agreement, including this Notice of Restricted Stock Unit Grant (the “Notice of Grant”) and the Terms and Conditions of Restricted Stock Unit Grant attached hereto as Exhibit A, as follows:

Date of Grant

Vesting Commencement Date

Number of RSUs

Vesting Schedule

Subject to the terms and conditions of the Plan and this Award Agreement, the RSUs will vest, in accordance with the following vesting schedule, with the number of RSUs that vest on the first vesting date being rounded up to the nearest whole share, the number of RSUs that vest on any subsequent vesting date being rounded down to the nearest whole share and 100% of the RSUs becoming vested on the final vesting date:

[INSERT VESTING SCHEDULE]

Notwithstanding the foregoing, in the event of Participant’s termination as an Employee as a result of the Participant’s death, 100% of the RSUs will vest as of the date of such death.

Agreements and Acknowledgements

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this award of RSUs is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement. Participant agrees that Participant has not been previously employed in any capacity by the Company or a Subsidiary, or if previously employed, has had a bona-fide period of non-employment, and that the grant of this award of RSUs is an inducement material to Participant’s agreement to enter into employment with the Company or Subsidiary. Participant further agrees to notify the Company upon any change in the residence address indicated below.

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Further, the Participant acknowledges and agrees that (i) this Award Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Award Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Award Agreement is countersigned by the Participant.

PARTICIPANT:	SAREPTA THERAPEUTICS, INC.

Signature	By

Print Name	Title
Residence Address:

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EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1.Grant of Restricted Stock Units. The Company hereby grants to the Participant named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) the number of RSUs as set forth in the Notice of Grant giving the Participant the conditional right to receive, without payment therefor, one share of Common Stock with respect to each RSU forming part of the award, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference.  Subject to Section 19 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2.Vesting Schedule.  Except as provided in Sections 3 ,5 and 6, the RSUs awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. RSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously an Employee from the Date of Grant until the date such vesting occurs.

3.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested RSUs at any time, subject to the terms of the Plan. If so accelerated, such RSUs will be considered as having vested as of the date specified by the Administrator.

4.Company’s Obligation to Pay. Subject to Section 5 below, the Company shall, as soon as practicable upon the vesting of any portion of the RSUs awarded hereunder (but in no event later than 30 days following the date on which such RSUs vest), effect delivery of the Shares with respect to such vested RSUs to the Participant (or, in the event of the Participant’s death, to the Beneficiary (as defined below).

5.Forfeiture upon Termination of Relationship with Company as an Employee; Death of Participant.

(a)Except as otherwise provided in any employment or change in control or similar individual agreement between the Company and the Participant, upon the termination of the Participant’s relationship with the Company as an Employee for any reason other than the death of the Participant, any then outstanding and unvested RSUs will be automatically and immediately forfeited.

(b)In the event the Participant’s relationship with the Company as an Employee terminates as a result of the Participant’s death, 100% of the RSUs will vest as of the date of such death.

6.Death of Participant. Any delivery to be made to the Participant under this Award Agreement will, if the Participant is then deceased, be made to the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Participant and not subsequently revoked, or if there is no such designated beneficiary, by the executor or administrator of the Participant’s estate (in each case, the “Beneficiary”). Any delivery under this Award Agreement to a Beneficiary will be subject to the Company receiving appropriate proof of the right of the Beneficiary to receive such distribution or delivery, as the case may be, as determined by the Administrator.

7.Withholding of Taxes. The vesting of the RSUs awarded hereunder will give rise to “wages” subject to withholding.  The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon vesting of the RSUs, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld. No Shares will be transferred pursuant to the vesting of the RSUs unless and until the Participant has remitted to the Company an amount in cash or by check sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Administrator with respect to such taxes.  The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 7.

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8.Rights as Shareholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a shareholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.No Guarantee of Employment. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF ANY PORTION OF THE RSUS AWARDED HEREUNDER IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RSUS OR BEING ISSUED SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

10.Address for Notices.  Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142, or at such other address as the Company may hereafter designate in writing.

11.Non-Transferability of RSUs. Except as provided in Section 6, this award of RSUs may not be transferred in any manner otherwise than by will or by the laws of descent or distribution.

12.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.Additional Conditions to Issuance of Shares. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Participant acknowledges that the Plan is intended to conform with the requirements of rules promulgated by the Nasdaq Stock Market and, without limiting the foregoing, in particular Nasdaq Stock Market Rule 5635(c).

14.Plan Governs.  This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

15.Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs forming part of the award have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Award Agreement; provided, however, any action taken by the Board in connection with the administration of the Plan shall not be deemed approved by the Board unless such actions are approved by a majority of the Outside Directors.

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16.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

19.Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. This Award Agreement and the award of RSUs hereunder is intended to be exempt from Section 409A of the Code.  Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code, or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with this award of RSUs.

20.Limitation on Liability.  Notwithstanding anything to the contrary in the Plan or this Award Agreement, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to Participant or to any Beneficiary by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of this award of RSUs to satisfy the requirements of Section 409A of the Code or by reason of Section 4999 of the Code, or otherwise asserted with respect to this award of RSUs.

21.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an award of RSUs under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

22.Governing Law. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this award of RSUs or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the state courts of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this award of RSUs is made and/or to be performed.

23.Shareholder Approval Not Required. The Plan will not be submitted for approval by the Company’s shareholders. As more particularly described in Section 19(b) of the Plan, pursuant to Nasdaq Stock Market Rule 5635(c), the issuance of this award of RSUs and the Shares to be delivered following the vesting of such RSUs pursuant to the Plan are not subject to the approval of the Company’s shareholders.

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